SCHEDULE 14C

(RULE 14C-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. _______)

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[ ]	Preliminary information statement	[ ]	Confidential, for use of the Commission only (as
permitted by Rule 14c-5(d) (2)).
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Optimum Fund Trust

(Name of Registrant as Specified in Its Charter)

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Optimum Fund Trust
Optimum Large Cap Growth Fund
Optimum Small-Mid Cap Value Fund

100 Independence
610 Market Street
Philadelphia, PA 19106-2354

Joint Information Statement

This Joint Information Statement is being furnished on behalf of the Board of Trustees (“Trustees” or “Board”) of Optimum Fund Trust (“Trust”) to inform shareholders of the funds listed above (each, a “Fund” and collectively, the “Funds”) about recent changes related to the Funds’ sub-advisory arrangements. The changes were approved by the Board on the recommendation of the Funds’ investment manager, Delaware Management Company (“DMC” or the “Manager”), without shareholder approval as is permitted by an order of the U.S. Securities and Exchange Commission (“SEC”). WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

A Notice of Internet Availability of Joint Information Statement relating to this Joint Information Statement (“Notice”) was mailed beginning on or about Oct. 30, 2020 to shareholders of record of each Fund as of Oct. 23, 2020 (the “Record Date”). The Joint Information Statement is available on the Funds’ website at optimummutualfunds.com/lit on or about Oct. 28, 2020 until at least Jan. 31, 2021. A paper or e-mail copy of the Joint Information Statement may be obtained, without charge, by contacting your participating securities dealer or other financial intermediary or, if you own Fund shares directly through the Fund’s service agent, by calling the Fund’s service agent toll free at 800 914-0278.

Introduction

The Manager is the investment manager to each series of the Trust, including the Funds. Pursuant to “manager of managers” authority, the Manager, subject to approval by the Board, is permitted to hire, terminate, or replace sub-advisors who are affiliated or unaffiliated with the Trust or the Manager, and to enter into and modify material terms and conditions of the related sub-advisory agreements without shareholder approval. Section 15(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), generally requires that the shareholders of a mutual fund approve an agreement pursuant to which a person serves as investment advisor or sub-advisor of the fund. In order to use the “manager of managers” authority discussed above, the Manager, the Trust, and certain affiliates requested and received an exemptive order from the SEC on Jan. 17, 2017 (the “SEC Order”). The SEC Order exempts the Manager, the Trust and other affiliates from certain of the shareholder approval requirements of Section 15(a) of the 1940 Act and allows the Board, subject to certain conditions, to appoint new sub-advisors and approve new sub-advisory agreements on behalf of the Trust without shareholder approval. The Manager has ultimate responsibility (subject to oversight by the Board) to supervise the sub-advisors and recommend the hiring, termination, and replacement of the sub-advisors to the Board.

Consistent with the terms of the SEC Order, at meetings held on June 17-18, 2020 (the “June Meeting”) and Sept. 24-25, 2020 (the “September Meeting”), respectively, the Board, including a majority of the Trustees who are not “interested persons” of the Trust or of the Manager (the “Independent Trustees”): (1) approved a new sub-advisory agreement (the “ClearBridge Sub-Advisory Agreement”) between the Manager and ClearBridge Investments, LLC (“ClearBridge”), under which ClearBridge would continue to serve as a sub-advisor to the Optimum Large Cap Growth Fund after the Transaction (as defined below); and (2) approved a new sub-advisory agreement between the Manager and Cardinal Capital Management, L.L.C. (“Cardinal”), under which Cardinal would serve as a sub-advisor to the Optimum Small-Mid Cap Value Fund (the “Cardinal Sub-Advisory Agreement”), replacing Westwood Management Corp. (“Westwood”).

Westwood ceased being a sub-advisor for the Optimum Small-Mid Cap Value Fund on October 8, 2020 and the related sub-advisory agreement has been terminated. The decision to terminate the sub-advisory agreement with Westwood was based upon certain factors, including but not limited to, the belief that Cardinal’s staff continuity, stable firm experience, and its approach to relative value investing would make a more attractive pairing with the investment strategy of the Optimum Small-Mid Cap Value Fund’s other sub-advisor, LSV Asset Management (“LSV”).

The Trust and the Manager have agreed to comply with certain conditions when acting in reliance on the relief granted in the SEC Order. These conditions require, among other things, that within ninety (90) days of hiring a new sub-advisor, the affected fund will notify the shareholders of the fund of the changes. The Notice provides such notice of the changes and this Joint Information Statement presents additional details regarding ClearBridge, Cardinal, the ClearBridge Sub-Advisory Agreement, and the Cardinal Sub-Advisory Agreement.

The Investment Manager

The Manager is located at 100 Independence, 610 Market Street, Philadelphia, PA 19106-2354, and is a series of Macquarie Investment Management Business Trust, which is an indirect subsidiary of Macquarie Management Holdings, Inc. (“MMHI”), which in turn is an indirect subsidiary, and subject to the ultimate control, of Macquarie Group Limited (“Macquarie”). The Manager is registered as an investment advisor with the SEC under the Investment Advisers Act of 1940, as amended.

The Manager provides investment advisory services to the Funds pursuant to an investment management agreement dated Jan. 4, 2010 between the Trust and the Manager, as amended (the “Management Agreement”). The Management Agreement was most recently renewed by the Board, including a majority of the Independent Trustees, at the September Meeting. The Trust employs the Manager to generally manage the investment and reinvestment of the assets of the Funds. In so doing, the Manager may hire one or more sub-advisors to carry out the investment program of the Funds, subject to the approval of the Board. The Manager continuously reviews and supervises the investment program of the Funds. The Manager furnishes regular reports to the Board regarding the investment program and performance of the Funds. The Manager has hired LPL Financial Corporation (“LPL”), a registered broker/dealer and investment advisor, as a consultant to assist with this process.

Pursuant to the Management Agreement, the Manager has full discretion and responsibility, subject to the overall supervision of the Board, to select and contract with one or more investment sub-advisors, to manage the investment operations and composition of the Funds, and to render investment advice for the Funds, including the purchase, retention, and disposition of investments, securities, and cash held by the Funds. The Management Agreement obligates the Manager to implement decisions with respect to the allocation or reallocation of each Fund’s assets among one or more current or additional sub-advisors, and to monitor the sub-advisors’ compliance with the Funds’ investment objective(s), policies, and restrictions. Under the Management Agreement, the Trust will bear the expenses of conducting its business. In addition, the Manager pays the salaries of all officers and Trustees of the Trust who are officers, directors, or employees of the Manager or its affiliates.

As compensation for the services rendered under the Investment Management Agreement, the Funds pay the Manager an annual management fee as a percentage of average daily net assets as described in Exhibit A. During the last fiscal year, each of the Funds paid investment management fees to the Manager as described in Exhibit B. For the fiscal year ended March 31, 2020, the Manager paid all sub-advisors of the Optimum Large Cap Growth Fund investment sub-advisory fees of $5,812,413. For the fiscal year ended March 31, 2020, the annualized investment sub-advisory fees as a percentage of the Optimum Large Cap Growth Fund’s average daily net assets were 0.34%. For the fiscal year ended March 31, 2020, the Manager paid all sub-advisors of the Optimum Small-Mid Cap Value Fund investment sub-advisory fees of $2,744,237. For the fiscal year ended March 31, 2020, the annualized investment sub-advisory fees as a percentage of the Optimum Small-Mid Cap Value Fund’s average daily net assets were 0.52%.

The key executives and each trustee of the Manager and their principal occupations are: Shawn K. Lytle, Trustee and President; Roger A. Early, Trustee and Executive Vice President/Executive Director; David F. Connor, Trustee and Senior Vice President/General Counsel/Secretary; Richard Salus, Senior Vice President; Michael F. Capuzzi, U.S. Chief Operations Officer; Patricia L. Bakely, Chief Financial Officer; and; Brian L. Murray, Senior Vice President/Global Chief Compliance Officer. The address of each person listed is 100 Independence, 610 Market Street, Philadelphia, PA 19106-2354. Shawn K. Lytle is also a Trustee for the Funds.

Clearbridge

ClearBridge, located at 620 Eighth Avenue, New York, New York 10018, was approved by the Board to continue to serve as a sub-advisor to the Optimum Large Cap Growth Fund at the June Meeting. ClearBridge is a global active equity manager that traces back its roots to several predecessor asset managers established more than 50 years ago that united under the Citigroup name beginning in 1998. In 2005, the firm was acquired as a wholly-owned subsidiary of publicly-held Legg Mason, Inc. (“Legg Mason”), a global asset management company. In 2020, ClearBridge was acquired by publicly owned holding company, Franklin Resources, Inc. (“Franklin”), which is a global investment management organization. ClearBridge is registered as an investment advisor with the SEC. ClearBridge provides investment management services to separate accounts, mutual funds, collective investment funds, other commingled vehicles and offshore funds, as well as custom solutions. As of Sept. 30, 2020, ClearBridge had approximately $158.1 billion in assets under management.

ClearBridge is not affiliated with the Manager, and ClearBridge discharges its responsibilities subject to the oversight and supervision of the Manager. ClearBridge is compensated out of the fees that the Manager receives from the Optimum Large Cap Growth Fund. There will be no increase in the advisory fees paid by the Optimum Large Cap Growth Fund to the Manager as a consequence of retaining ClearBridge and the implementation of the ClearBridge Sub-Advisory Agreement. The fees paid by the Manager to ClearBridge depend upon the fee rates negotiated by the Manager and approved by the Board and on the percentage of the Fund’s assets allocated to ClearBridge by the Manager. In accordance with procedures adopted by the Board, ClearBridge may effect Fund portfolio transactions through an affiliated broker/dealer and the affiliated broker/dealer may receive brokerage commissions in connection therewith as permitted by applicable law. The ClearBridge Sub-Advisory Agreement is dated July 31, 2020.

ClearBridge serves as an investment advisor or sub-advisor to the registered investment companies listed below, each of which has an investment objective similar to the Fund’s investment objective.

Annual Advisory/Sub-Advisory Fee Rate
	Assets as of	(as a percentage of
Fund	Sept. 30, 2020	average daily net assets)
Mutual Fund Advisory Account*	$17.3 billion	First $1 Billion	49.00 bps
		Next $1 Billion	47.60 bps
		Next $3 Billion	45.50 bps
		Next $5 Billion	42.00 bps
		Over $10 Billion	38.50 bps
Mutual Fund Variable Advisory Account*	$403.7 million	First $1 Billion	49.00 bps
		Next $1 Billion	47.60 bps
		Next $3 Billion	45.50 bps
		Next $5 Billion	42.00 bps
		Over $10 Billion	38.50 bps
Mutual Fund Sub-Advisory Account #1	$332.8 million	First $100 Million	30.00 bps
		Next $200 Million	27.00 bps
		Over $300 Million	25.00 bps
Mutual Fund Sub-Advisory Account #2	$410 million	First $500 Million	35.00 bps
		Next $1.5 Billion	30.00 bps
		Over $2 Billion	25.00 bps
Mutual Fund Sub-Advisory Account #3	$621.1 million	First $50 Million	38.00 bps
		Next $50 Million	35.00 bps
		Next $100 Million	30.00 bps
		Next $550 Million	27.00 bps
		Over $750 Million	25.00 bps
Mutual Fund Sub-Advisory Account #4	$183.9 million	First $100 Million	34.00 bps
		Over $100 Million	30.00 bps
Mutual Fund Sub-Advisory Account #5	$281.9 million	First $500 Million	32.00 bps
		Over $500 Million	29.00 bps
Mutual Fund Sub-Advisory Account #6	$1.3 billion	First $100 Million	30.00 bps
		Next $150 Million	27.50 bps
		Next $250 Million	25.00 bps
		Over $500 Million	22.50 bps
Mutual Fund Sub-Advisory Account #7	$1.1 billion	First $100 Million	35.00 bps
		Next $150 Million	30.00 bps
		Next $300 Million	25.00 bps
		Next $450 Million	20.00 bps
		Reset on all assets over $1 Billion	21.50 bps
* Please note, only ClearBridge’s sub-advisory fee structure is shown for its proprietary funds.

The names and principal occupations of the principal executive officers and/or directors of ClearBridge are listed below. The address of each principal executive officer and/or director listed below, as it relates to the person’s position with ClearBridge, is 620 Eighth Avenue, New York, New York 10018:

Name	Position
Barbara Brooke Manning	General Counsel and Chief Compliance Officer
Harry D. Cohen	Co-Chief Investment Officer
Terrence J. Murphy	President, Director, Chief Executive Officer
Cynthia K. List	Chief Financial Officer, Director
Scott K. Glasser	Co-Chief Investment Officer, Director
Jennifer M. Johnson	Director
Jed A. Plafker	Director
Gwen Louise Shaneyfelt	Director
Matthew Nicholls	Director

The Transaction

ClearBridge had been a wholly-owned subsidiary of Legg Mason since 2005. On Feb. 18, 2020, ClearBridge, Franklin, and Legg Mason announced that Franklin had entered into an agreement to acquire Legg Mason, the parent company of ClearBridge and its affiliates (the “Transaction”). The Transaction occurred on July 31, 2020. Under the Transaction, Franklin acquired ClearBridge. Following the Transaction, ClearBridge’s prior senior management team continues to independently manage day-to-day operations and retains full control of the investment process and function. In addition, there was no change to the Optimum Large Cap Growth Fund’s portfolio management team or investment strategy in connection with the portion of the Optimum Large Cap Growth Fund’s assets sub-advised by ClearBridge as a result of the closing of the Transaction. Notwithstanding the foregoing, the Transaction constituted a “change of control” of ClearBridge under applicable provisions of the 1940 Act. The 1940 Act provides that a “change of control” of a fund’s adviser or sub-advisor results in an “assignment,” and a consequent automatic termination, of an investment advisory agreement between a fund and its adviser or sub-advisor, as the case may be. Accordingly, the prior sub-advisory agreement dated Sept. 20, 2017, between the Manager and ClearBridge, as a sub-advisor to the Optimum Large Cap Growth Fund, was terminated in connection with the Transaction. Therefore, the Board, at its Meeting, approved the ClearBridge Sub-Advisory Agreement as detailed below.

The Clearbridge Sub-Advisory Agreement

The ClearBridge Sub-Advisory Agreement was approved by the Board at the June Meeting, which was called for the purpose of approving the ClearBridge Sub-Advisory Agreement for an initial term of two years. Thereafter, continuance of the ClearBridge Sub-Advisory Agreement will require the annual approval of the Board, including a majority of the Independent Trustees. The ClearBridge Sub-Advisory Agreement provides that it will terminate automatically in the event of its assignment.

The terms of the ClearBridge Sub-Advisory Agreement are substantially similar to the terms of the prior sub-advisory agreement between the Manager and ClearBridge.

The ClearBridge Sub-Advisory Agreement provides that ClearBridge, among other duties, will make all investment decisions for its allocated portion of the Optimum Large Cap Growth Fund’s investment portfolio. ClearBridge, subject to the supervision of the Board and the Manager, will conduct an ongoing program of investment, evaluation, and, if appropriate, sale and reinvestment of its allocated portion of the Optimum Large Cap Growth Fund’s assets. ClearBridge also will perform certain other administrative and compliance-related functions in connection with the management of its allocated portion of the Optimum Large Cap Growth Fund’s investment portfolio.

The ClearBridge Sub-Advisory Agreement provides for ClearBridge to be compensated based on the average daily net assets of the Optimum Large Cap Growth Fund allocated to ClearBridge. ClearBridge is compensated from the fees that the Manager receives from the Optimum Large Cap Growth Fund. ClearBridge generally will pay all expenses it incurs in connection with its activities under the ClearBridge Sub-Advisory Agreement, other than the costs of the Optimum Large Cap Growth Fund’s portfolio securities and other investments.

The ClearBridge Sub-Advisory Agreement may be terminated without the payment of any penalty by: (i) the Manager or the Trust at any time on written notice to ClearBridge, or (ii) ClearBridge, on not less than sixty (60) days’ written notice to the Manager and the Trust.

The Manager’s Recommendation and the Board’s Considerations Regarding the Clearbridge Sub-Advisory Agreement

The Manager recommended the approval of the ClearBridge Sub-Advisory Agreement. Because ClearBridge was an existing sub-adviser to the Optimum Large Cap Growth Fund, the Board took into account information and materials furnished and discussed throughout the year at quarterly Board meetings with respect to ClearBridge, as well as information furnished specifically for the contract approval proposed at the June Meeting. Information furnished at Board meetings throughout the year included: an analysis by the Manager (with the assistance of LPL) of the investment performance of ClearBridge and the portion of the Optimum Large Cap Growth Fund’s assets (i.e., sleeve of the Fund) it sub-advised; information comparing, among other things, the Optimum Large Cap Growth Fund’s investment performance with those of other mutual funds deemed comparable by Lipper Inc., an independent third-party analyst and subsidiary of Broadridge Inc.; and compliance reports and related certifications furnished by ClearBridge and the Manager. Material furnished specifically in connection with the June Meeting and the review of the ClearBridge Sub-Advisory Agreement included: a memorandum from the Manager reviewing the ClearBridge Sub-Advisory Agreement and the various services proposed to be rendered by ClearBridge; an analysis of ClearBridge’s performance on the Optimum Large Cap Growth Fund; a description of ClearBridge’s proposed sub-advisory fees under the ClearBridge Sub-Advisory Agreement showing their competitiveness with the fees charged by ClearBridge to other comparable accounts; information concerning ClearBridge’s organizational structure and the experience of its investment management personnel; a “due diligence” report describing various material items in relation to ClearBridge’s personnel, organization and policies; copies of ClearBridge’s compliance policies and procedures and its Code of Ethics; a copy of the ClearBridge Sub-Advisory Agreement; and materials specifically discussing the Transaction.

In considering such information and materials, the Independent Trustees received assistance and advice from and met separately with their independent counsel. In this regard, the Independent Trustees reviewed with independent counsel their legal duties and obligations in connection with the approval of the ClearBridge Sub-Advisory Agreement and discussed, in detail, the matters related to such approval. The materials prepared by the Manager specifically in connection with the approval of the ClearBridge Sub-Advisory Agreement were sent to the Independent Trustees in advance of the Meeting. While attention was given to all information furnished, the following discusses some primary factors relevant to the Board’s decision. This discussion of the information and factors considered by the Board (as well as the discussion above) is not intended to be exhaustive, but rather summarizes certain factors considered by the Board. In view of the wide variety of factors considered, the Board did not, unless otherwise noted, find it practicable to quantify or otherwise assign relative weights to the following factors. In addition, individual Trustees may have assigned different weights to various factors.

Nature, Extent and Quality of Services. In considering the nature, extent and quality of the services to be provided by ClearBridge, the Board specifically considered that the ClearBridge Sub-Advisory Agreement contains substantially similar provisions to those in the prior sub-advisory agreement with ClearBridge with respect to the Optimum Large Cap Growth Fund. The Board reviewed materials provided by ClearBridge regarding its experience and the qualifications of its personnel, and placed weight on ClearBridge’s representation that there were no planned changes with respect to ClearBridge’s personnel responsible for security selection and portfolio management of the portion of the Optimum Large Cap Growth Fund’s assets managed by ClearBridge in connection with the pending change of control. The quality of the services of ClearBridge was also considered primarily in respect to the investment performance of its sleeve of the Optimum Large Cap Growth Fund as described further in the “Investment Performance” section below. The Board was also satisfied with the adherence by ClearBridge with the investment policies and restrictions of the Optimum Large Cap Growth Fund, as well as their adherence to various Optimum Large Cap Growth Fund compliance and other procedures. Based upon these considerations, the Board determined that the nature, extent and quality of the services to be provided by ClearBridge under the ClearBridge Sub-Advisory Agreement were satisfactory.

Investment Performance. The Board placed significant emphasis on ClearBridge’s prior investment performance on its sleeve of the Optimum Large Cap Growth Fund. While consideration was given to performance reports and discussions throughout the year, particular attention in assessing performance was given to ClearBridge’s performance on its portion of the Optimum Large Cap Growth Fund to date relative to the Fund’s peers and benchmark. The Board was satisfied with such performance. As noted above, the Board placed weight on ClearBridge’s representation that there are no planned changes with respect to the ClearBridge personnel currently responsible for security selection and portfolio management of its portion of the Optimum Large Cap Growth Fund in connection with the Transaction. The Board believed such information and analysis evidenced the benefits to the Fund of retaining ClearBridge as a sub-advisor and the high quality of portfolio management services expected to be provided by ClearBridge under the ClearBridge Sub-Advisory Agreement.

Advisory Fees; Profitability; and Economies of Scale. The Board was provided with a description of the fees to be charged by ClearBridge under the ClearBridge Sub-Advisory Agreement, which showed them to be identical to the sub-advisory fees from the prior sub-advisory agreement with ClearBridge for the Optimum Large Cap Growth Fund. The Board also was provided with information showing that ClearBridge’s fees were competitive with those charged by ClearBridge to other comparable investment companies or accounts. The Board was informed that ClearBridge may receive certain fall-out benefits in connection with their relationship with the Optimum Large Cap Growth Fund, such as soft-dollar arrangements. The Board also noted that the management fee paid by the Fund to the Manager would stay the same at current asset levels, and that the Manager’s profitability is not expected to be impacted at current asset levels following approval of the ClearBridge Sub-Advisory Agreement. The Board was also provided with profitability information with respect to the portion of the Optimum Large Cap Growth Fund sub-advised by ClearBridge. The Trustees also noted that economies of scale are shared with the Optimum Large Cap Growth Fund and its shareholders through investment management fee breakpoints so that as the Optimum Large Cap Growth Fund grows in size, its effective investment management fee rate declines. Based upon such facts, the Board believed that the fees to be charged by ClearBridge under the ClearBridge Sub-Advisory Agreement were fair and reasonable in relation to the services being provided.

Cardinal

Cardinal, located at Four Greenwich Office Park, Greenwich, CT 06831, was approved by the Board to serve as a sub-advisor to the Optimum Small-Mid Cap Value Fund at the Meeting. Cardinal was founded in 1995. Cardinal is registered as an investment advisor with the SEC. Cardinal is organized as a limited liability company with five members. Cardinal provides investment management services to managed pooled accounts and separately managed accounts. As of October 22, 2020, Cardinal had approximately $3.5 billion in assets under management.

Cardinal is not affiliated with the Manager, and Cardinal discharges its responsibilities subject to the oversight and supervision of the Manager. Cardinal is compensated out of the fees that the Manager receives from the Optimum Small-Mid Cap Value Fund. There will be no increase in the advisory fees paid by the Optimum Small-Mid Cap Value Fund to the Manager as a consequence of retaining Cardinal and the implementation of the Cardinal Sub-Advisory Agreement. The fees paid by the Manager to Cardinal depend upon the fee rates negotiated by the Manager and approved by the Board and on the percentage of the Optimum Small-Mid Cap Value Fund’s assets allocated to Cardinal by the Manager. In accordance with procedures adopted by the Board, Cardinal may effect Fund portfolio transactions through an affiliated broker/dealer and the affiliated broker/dealer may receive brokerage commissions in connection therewith as permitted by applicable law. The Cardinal Sub-Advisory Agreement is dated October 1, 2020.

Cardinal serves as an investment advisor or sub-advisor to the registered investment companies listed below, each of which has an investment objective similar to the Fund’s investment objective.

Annual Advisory/Sub-Advisory Fee Rate
	Assets as of	(as a percentage of
Fund	Sept. 30, 2020	average daily net assets)
Mutual Fund Sub-Advisory Account #1*	$255.5 million	First $100 Million	40.00 bps
		Next $200 Million	35.00 bps
		Over $300 Million	25.00 bps
Mutual Fund Sub-Advisory Account #2	$138.5 million	All Assets	40.00 bps
*	This Sub-Advisory Account includes a performance schedule based on the cumulative 36-month performance of the fund portfolio vs benchmark. The performance fee includes the following adjustments based on the difference between the fund portfolio vs benchmark: more than 6% equals a +50% to basic fee; greater than 0% up to and including +6% has a linear increase of fee between 0% and +50%; from -6% up to and including 0% has a linear decrease between 0% and -50%; and less than -6% equals a -50% to basic fee.

The names and principal occupations of the principal executive officers and/or directors of Cardinal are listed below. The address of each principal executive officer and/or director listed below, as it relates to the person’s position with Cardinal, is Four Greenwich Office Park, Greenwich, CT 06831:

Name	Position
Eugene Fox, III	Member
Robert Kirkpatrick	Member
Rachel Matthews	Member
Dahlia Black	Chief Compliance Officer
Robert Fields	Member
Ross Weissman	Chief Operating Officer

The Cardinal Sub-Advisory Agreement

The Cardinal Sub-Advisory Agreement was approved by the Board at the September Meeting, which was called for the purpose of approving the Cardinal Sub-Advisory Agreement for an initial term of two years. Thereafter, continuance of the Cardinal Sub-Advisory Agreement will require the annual approval of the Board, including a majority of the Independent Trustees. The Cardinal Sub-Advisory Agreement provides that it will terminate automatically in the event of its assignment.

The terms of the Cardinal Sub-Advisory Agreement, other than the rate of compensation paid by the Manager to Cardinal, are substantially similar to the terms of the sub-advisory agreement between the Manager and Westwood, the Optimum Small-Mid Cap Value Fund’s prior sub-advisor.

The Cardinal Sub-Advisory Agreement provides that Cardinal, among other duties, will make all investment decisions for its allocated portion of the Optimum Small-Mid Cap Value Fund’s investment portfolio. Cardinal, subject to the supervision of the Board and the Manager, will conduct an ongoing program of investment, evaluation, and, if appropriate, sale and reinvestment of its allocated portion of the Optimum Small-Mid Cap Value Fund’s assets. Cardinal also will perform certain other administrative and compliance-related functions in connection with the management of its allocated portion of the Optimum Small-Mid Cap Value Fund’s investment portfolio.

The Cardinal Sub-Advisory Agreement provides for Cardinal to be compensated based on the average daily net assets of the Optimum Small-Mid Cap Value Fund allocated to Cardinal. Cardinal is compensated from the fees that the Manager receives from the Optimum Small-Mid Cap Value Fund. Cardinal generally will pay all expenses it incurs in connection with its activities under the Cardinal Sub-Advisory Agreement, other than the costs of the Optimum Small-Mid Cap Value Fund’s portfolio securities and other investments.

The Cardinal Sub-Advisory Agreement may be terminated without the payment of any penalty by: (i) the Manager or the Trust at any time on written notice to Cardinal, or (ii) Cardinal, on not less than sixty (60) days’ written notice to the Manager and the Trust.

The Manager’s Recommendation and the Board’s Considerations Regarding the Cardinal Sub-Advisory Agreement

The Manager recommended the approval of the Cardinal Sub-advisory Agreement. In reaching its decision with respect to the Cardinal Sub-advisory Agreement, the Board considered and reviewed information about Cardinal, including its personnel and operations, which had been provided by Cardinal. The Board also reviewed material furnished by the Manager (with the assistance of LPL), including: a memorandum from the Manager reviewing the Cardinal Sub-advisory Agreement with, and the various services proposed to be rendered by, Cardinal; research and analysis supporting the Manager’s recommendation to hire Cardinal for the Optimum Small-Mid Cap Value Fund; a description of the proposed sub-advisory fees under the Cardinal Sub-advisory Agreement, along with fees that Cardinal charges to other comparable accounts; information concerning Cardinal’s organizational structure and the experience of its investment management personnel; copies of Cardinal’s Form ADV, compliance policies and procedures and its Code of Ethics; and a copy of the Cardinal Sub-advisory Agreement.

In considering such materials, the Independent Trustees received assistance and advice from and met separately with independent counsel. In this regard, the Independent Trustees reviewed with independent counsel their legal duties and obligations in connection with the approval of the Cardinal Sub-advisory Agreement and discussed, in detail, the matters related to such approval. The materials prepared by the Manager specifically in connection with the approval of the Cardinal Sub-advisory Agreement were provided to the Independent Trustees in advance of the Meeting. While attention was given to all information furnished, the following discusses some primary factors relevant to the Board’s decision. This discussion of the information and factors considered by the Board (as well as the discussion above) is not intended to be exhaustive, but rather summarizes certain factors considered by the Board. In view of the wide variety of factors considered, the Board did not, unless otherwise noted, find it practicable to quantify or otherwise assign relative weights to the following factors. In addition, individual Trustees may have assigned different weights to various factors.

Nature, Extent and Quality of Services. In considering the nature, extent and quality of the services to be provided by Cardinal, the Board reviewed the services to be provided by Cardinal pursuant to the Cardinal Sub-advisory Agreement, noting specifically that the Cardinal Sub-advisory Agreement contains substantially similar provisions to those in the sub-advisory agreement with Westwood, except for the provisions relating to the fees. The Board reviewed materials provided by Cardinal regarding the experience and qualifications of the personnel who will be responsible for managing the portion of the Optimum Small-Mid Cap Value Fund to be sub-advised by Cardinal. The Board also placed weight on the performance of a representative Cardinal portfolio that utilized the investment process and parameters that would be employed by Cardinal with respect to the portion of the Optimum Small-Mid Cap Value Fund’s assets to be allocated to it (the “Cardinal Account”). The Board also considered that Cardinal would serve as a sub-adviser of the Optimum Small-Mid Cap Value Fund along with LSV. In this regard, the Board considered the compatibility of the two sub-advisors’ investment philosophies and methodologies that they would each employ for the Optimum Small-Mid Cap Value Fund. Lastly, the Board took into account that Cardinal has historically had a very stable investment team with limited departures. Based upon these considerations, the Board was satisfied with the nature and quality of the overall services to be provided by Cardinal to the Optimum Small-Mid Cap Value Fund and its shareholders and was confident in the abilities of Cardinal to provide quality services to the Optimum Small-Mid Cap Value Fund and its shareholders.

Investment Performance. The Board reviewed the performance of the Cardinal Account and also reviewed a “combination analysis” showing various performance metrics that would have resulted from combining the performance of the Cardinal Account with the performance of LSV over various time periods. The Trustees noted the Manager’s belief that, based on the historical combination analysis, Cardinal’s approach to investing should add attractive diversification qualities to LSV’s style of investing and also showed Cardinal’s ability to add performance value versus the Optimum Small-Mid Cap Value Fund’s benchmark through stock selection.

Sub-Advisory Fees. In regards to considering the appropriateness of the sub-advisory fees to be paid to Cardinal, the Board was provided with a description of the fees to be charged by Cardinal under the Cardinal Sub-advisory Agreement, which showed them to be lower than the sub-advisory fees charged by Westwood under its respective sub-advisory agreement at the Optimum Small-Mid Cap Value Fund’s current amount of assets under management. The Board was also provided with information on the impact that the differences in such sub-advisory fees would have on the Manager’s profitability for the Optimum Small-Mid Cap Value Fund. The Board also received information showing that Cardinal’s sub-advisory fees for the Optimum Small-Mid Cap Value Fund were competitive with those charged by Cardinal to other comparable investment companies or accounts it advises, and was informed by the Manager that Cardinal’s fees for the Optimum Small-Mid Cap Value Fund were competitive with fees of other sub-advisers being considered as possible sub-advisers to the Optimum Small-Mid Cap Value Fund. The Board also noted that the management fee paid by the Optimum Small-Mid Cap Value Fund to the Manager would stay the same at current asset levels.

Profitability, Economies of Scale and Fall-Out Benefits. Information about Cardinal’s profitability from its relationship with the Optimum Small-Mid Cap Value Fund was not available because it had not begun to provide services to the Optimum Small-Mid Cap Value Fund. The Trustees noted that economies of scale are shared with the Optimum Small-Mid Cap Value Fund and its shareholders through investment management fee breakpoints so that as the Optimum Small-Mid Cap Value Fund grows in size, its effective investment management fee rate declines. The Board was also provided with information on potential fall-out benefits derived or to be derived by Cardinal in connection with its relationship to the Optimum Small-Mid Cap Value Fund, such as soft dollar arrangements and commissions paid to affiliated broker-dealers.

General Information

Distributor
The Funds’ distributor, Delaware Distributors, L.P. (“Distributor”), located at 100 Independence, 610 Market Street, Philadelphia, PA 19106-2354, serves as the national distributor of the Funds’ shares under an amended and restated Distribution Agreement dated Jan. 4, 2010. The Distributor is an affiliate of the Manager and bears all of the costs of promotion and distribution, except for payments by the retail class shares under their respective Rule 12b-1 Plans. The Distributor is an indirect subsidiary of MMHI, and, therefore, of Macquarie. The Distributor has agreed to use its best efforts to sell shares of the Funds. Shares of the Funds are offered on a continuous basis by the Distributor and may be purchased through authorized investment dealers or directly by contracting the Distributor or the Trust. The Distributor also serves as the national distributor for the Delaware Funds. The Board annually reviews fees paid to the Distributor.

Transfer Agent, Administrator, and Fund Accountant
Delaware Investments Fund Services Company (“DIFSC”), located at 100 Independence, 610 Market Street, Philadelphia, PA 19106-2354, serves as the Trust’s shareholder servicing, dividend disbursing, and transfer agent. DIFSC provides fund accounting and financial administration oversight services to the Funds. Those services include overseeing the Funds’ pricing process, the calculation and payment of Fund expenses, and financial reporting in shareholder reports, registration statements, and other regulatory filings. Additionally, DIFSC manages the process for the payment of dividends and distributions and the dissemination of Fund net asset values and performance data. DIFSC is an affiliate of the Manager, and is an indirect subsidiary of MMHI and, therefore, of Macquarie.

The Bank of New York Mellon, located at 240 Greenwich Street, New York, NY 10286-0001, provides fund accounting and financial administration services to the Funds. Those services include performing functions related to calculating the Funds’ net asset value and providing financial reporting information, regulatory compliance testing and other related accounting services.

Payments to Affiliated Brokers
During the last fiscal year, the Optimum Large Cap Growth Fund paid the following commissions to an affiliated broker:

			Percentage of	Percentage of Aggregate
		Aggregate Amount of	Aggregate	Amount of Transactions
		Commissions Paid to an	Commissions Paid to an	Effected through
Fund/Sub-advisor	Name of Affiliated Broker	Affiliated Broker	Affiliated Broker	Affiliated Broker
Optimum Large Cap Growth Fund/T. Rowe Price	Macquarie Equities	$448.59	0.20%	0.14%

Shares Outstanding
The table in Exhibit C shows as of October 23, 2020, as to each class of the Funds, the number of shares outstanding.

Record of Beneficial Ownership
As of October 23, 2020, the Manager believes that there were no beneficial owners holding 5% or more of the total outstanding shares of any Class of shares of each Fund. As of October 23, 2020, the Manager believes that the Funds’ officers and Trustees directly owned less than 1% of the outstanding shares of each Class of each Fund.

Householding
Only one copy of the Notice may be mailed to households, even if more than one person in a household is a shareholder of record of a Fund as of the Record Date, unless the Trust has received instructions to the contrary. Additional copies of the Notice or copies of the Joint Information Statement may be obtained, without charge, by contacting your participating securities dealer or other financial intermediary or, if you own Fund shares directly through the Fund’s service agent, by calling the Fund’s service agent toll free at 800 914-0278. If you do not want the mailing of the Notice or the Joint Information Statement, as applicable, to be combined with those for other members of your household in the future, or if you are receiving multiple copies and would rather receive just one copy for the household, please contact your participating securities dealer or other financial intermediary or, if you own Fund shares directly through the Fund’s service agent, by calling the Funds’ service agent.

Financial Information
Shareholders can obtain a copy of the Funds’ most recent Annual and Semiannual Reports, without charge, by contacting their participating securities dealer or other applicable financial intermediary or, if a shareholder owns Fund shares directly through the Fund’s service agent, by calling the Fund’s service agent toll free at 800 914-0278.

Exhibit A

As compensation for services rendered under the Investment Management Agreement, the Manager is entitled to receive an annual fee equal to the following percentage rates of the average daily net assets of each Fund:

Fund	Management Fee (annual rate as a percentage of average daily net assets)
Optimum Large Cap Growth Fund	0.7500% of assets up to $500 million
0.7000% of assets from $500 million to $1 billion
0.6500% of assets from $1 billion to $1.5 billion
0.6250% of assets from $1.5 billion to $2 billion
0.6000% of assets from $2 billion to $2.5 billion
0.5750% of assets from $2.5 billion to $5 billion
0.5500% of assets over $5 billion
Optimum Small-Mid Cap Value Fund	1.0000% of assets up to $250 million
0.9000% of assets from $250 million to $500 million
0.8000% of assets from $500 million to $750 million
0.7500% of assets from $750 million to $1 billion
0.7000% of assets from $1 billion to $1.5 billion
0.6500% of assets over $1.5 billion

Exhibit B

During the fiscal year ended March 31, 2020, the Funds paid the following investment management fees to the Manager:

Fund	Management Fees Paid
Optimum Large Cap Growth Fund	$11,921,787 earned
$11,921,787 paid
$0 waived
Optimum Small-Mid Cap Value Fund	$4,993,799 earned
$4,708,879 paid
$284,920 waived

Exhibit C

Number of Shares of Each Fund Outstanding
As of October 23, 2020

Fund	Shares Outstanding
Optimum Large Cap Growth Fund	Class A: 1,249,193.780
Class C: 4,400,093.048
Institutional Class: 77,028,495.079
Total: 82,677,781.91
Optimum Small-Mid Cap Value Fund	Class A: 254,158.508
Class C: 910,450.736
Institutional Class: 42,696,408.033
Total: 43,861,017.28

OPTIMUM FUND TRUST

Optimum Large Cap Growth Fund
Optimum Small-Mid Cap Value Fund

100 Independence
610 Market Street
Philadelphia, PA 19106-2354

NOTICE OF INTERNET AVAILABILITY
OF JOINT INFORMATION STATEMENT

This communication presents only an overview of the more complete Joint Information Statement that is available to you on the Internet or by mail relating to Optimum Large Cap Growth Fund and Optimum Small-Mid Cap Value Fund (each, a “Fund” and collectively, the “Funds”), each a series of Optimum Fund Trust (the “Trust”). We encourage you to access and review all of the important information contained in the Joint Information Statement, available online at: optimummutualfunds.com/lit.

The Joint Information Statement details the recent reapproval of a sub-advisory agreement with ClearBridge Investments, LLC (“ClearBridge”) as a sub-advisor to Optimum Large Cap Growth Fund; and the recent approval of a sub-advisory agreement with Cardinal Capital Management, L.L.C. (“Cardinal”), under which Cardinal serves as a sub-advisor to the Optimum Small-Mid Cap Value Fund, replacing Westwood Management Corp. ClearBridge has been a sub-advisor for Optimum Large Cap Growth Fund since October 2017 and the new sub-advisory agreement with ClearBridge was effective July 31, 2020. Cardinal began serving as a sub-advisor for Optimum Small-Mid Cap Value Fund effective Oct. 22, 2020. A more detailed description of ClearBridge and Cardinal and each of their respective investment operations, information about each sub-advisory agreement, and the reasons the Board of Trustees (the “Board”) of the Trust approved ClearBridge and Cardinal as sub-advisors, are included in the Joint Information Statement.

Delaware Management Company (the “Manager”) is the investment manager to each series of the Trust, including the Funds. The Manager employs a “manager of managers” arrangement in managing the assets of the Trust. In connection therewith, the Trust and the Manager have received an exemptive order from the U.S. Securities and Exchange Commission (the “SEC Order”), which permits the Manager, with the approval of the Board, to hire, terminate, or replace sub-advisors who are affiliated or unaffiliated with the Trust or the Manager, and to enter into and modify material terms and conditions of the related sub-advisory agreements without shareholder approval.

Pursuant to the SEC Order, this Notice of Internet Availability of Information Statement is being mailed beginning on or about Oct. 30, 2020 to shareholders of record of each Fund as of Oct. 23, 2020. The full Joint Information Statement is available on the Funds’ website at optimummutualfunds.com/lit until at least Jan. 31, 2021. A paper or e-mail copy of the full Joint Information Statement may be obtained, without charge, by contacting your participating securities dealer or other financial intermediary or, if you own Fund shares directly through the Fund’s service agent, by calling the Fund’s service agent toll free at 800 914-0278.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.